GOLD BANK                                                       PRESS RELEASE

CONTACT: Rick J. Tremblay               Linda Seefeldt
         Chief Financial Officer        SVP - Director of Marketing
         913.451.8050                   913.451.8050
         ricktremblay@goldbanc.com      lindaseefeldt@goldbanc.com
                                                                www.goldbank.com

FOR IMMEDIATE RELEASE

   Gold Banc Adds Roger Arwood as Executive Vice President and Chief Business Banking Officer

      Leawood, Kansas - May 9, 2005 (Nasdaq: GLDB) - Mick Aslin, President and CEO of Gold Banc Corporation, Inc (Gold Banc), the $4.4 billion dollar banking and asset management company with 38 locations in Florida, Kansas, Missouri, and Oklahoma, today announced that Roger M. Arwood will join the company as Executive Vice President and Chief Business Banking Officer for Gold Banc Corporation, and as President of Gold Bank, overseeing it's locations in Kansas, Missouri, and Oklahoma.

      In this newly established role, Arwood will be responsible for Gold's Business Banking throughout the company. He will also be the principal market executive for Gold in Kansas, Missouri and Oklahoma, and will work directly with Gold's regional and community bank presidents in those areas. The existing management for all markets and lines of business continues in place.

      Aslin said, "Roger Arwood brings vast experience in banking and knowledge of our markets to round out our executive management team as Chief Business Banking Officer. Arwood joins Jerry Neff, who was named as Executive Vice President and Chief Personal Banking and Wealth Management Officer in November 2004. Together, they will provide the leadership we need to maintain our focus on the customer as we aggressively grow and enhance our reputation for quality service to business, personal and asset management customers. Rick Tremblay continues as Chief Financial Officer at the Company and is responsible for finance and accounting, as well as information technology, operations and the legal division."

      "In addition, both Roger and Jerry have market responsibilities for Gold
      Bank: Jerry Neff as President for Florida and Roger Arwood as President for Kansas, Missouri and Oklahoma. Roger will be working with Pam Berneking, Regional President in Missouri; Kent Brown, Regional President in Kansas; Kurt Kazmierski, Community Bank President in Tulsa; and Bill Dippel, Executive Vice President and Director of Corporate Banking," continued Aslin.

      "Roger has worked for many years in our markets in Missouri, Kansas and Oklahoma, so he knows what is important for successful banking relationships in these areas. He is highly regarded for his personal integrity and proven leadership, and will be a good fit in our culture at Gold Banc. We are looking forward to his contributions to the growth of Gold Banc," stated Aslin.

      Most recently, Roger Arwood was Executive Vice President, Director, and Chief Operating Officer of First Merchants Corporation, a $3 billion bank holding company with 70 branches operating in Indiana and Ohio.

      He was instrumental in their growth from $1.5 billion to $3 billion in assets in the last five years. Previously, he was Executive Vice President-Senior Credit Policy Executive/Credit Risk Manager for Bank of America (formerly known as Nations Bank and Boatmen's Bank) in Missouri and Oklahoma. During his tenure with these organizations, he held several corporate banking and credit positions of increasing responsibility. Prior to that, he worked for Bankers Trust Company in Des Moines, Iowa, and National Bank of Detroit.

      Arwood graduated with a M.B.A. from Northwest Missouri State University in Maryville, Missouri. He received a B.S. B.A., in Finance from Central Missouri State University in Warrensburg, Missouri.

      Active in the community, Arwood was a Board Member for the United Way of Delaware County in Indiana, and also served as General Campaign Chairman in 2004. He was a Board Member for the Muncie Rotary Club, served on the Muncie-Delaware County Vision 2006 Economic Development initiatives and as Chairman of the Business Recruitment and Development Committee.

   About Gold Banc

      Gold Banc Corporation, Inc. is a financial holding company headquartered in Leawood, Kansas with over $4.4 billion in assets. Gold Banc provides banking and asset management services in Florida, Kansas, Missouri, and Oklahoma through 38 banking locations. The pending sale of five Oklahoma branches is expected to be completed by the end of the second quarter. Gold Banc is traded on NASDAQ under the symbol GLDB. www.GoldBank.com

   Forward-Looking Statements

      This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business." Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forwardlooking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.


                                     # # #